UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

William A. Osborn, Chairman and Chief Executive Officer, Frederick H. Waddell, President and Chief Operating Officer, Steven L. Fradkin, Executive Vice President and Chief Financial Officer, and the other members of the executive management team of Northern Trust Corporation (the “Corporation”) will host an investor conference today at which they will present a strategic update of the Corporation’s businesses and review the following revisions to the Corporation’s long-term financial targets effective May 10, 2006:

Long-Term Financial Targets	Current	Revised
Return on Equity	18-20%	16-18%
Earnings Per Share Growth	10% or greater	10-12%
Productivity Ratio *	160%	Not applicable
Revenue Growth	Not applicable	8-10%
Operating Leverage	Not applicable	Positive

The conference will be webcast live on the Corporation’s website, www.northerntrust.com, from approximately 1:30 p.m. until 5:00 p.m. EDT. An archived replay of the conference webcast will be available until June 9, 2006.

In accordance with Instruction B.2. of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

*	Defined as total revenues as a percent of total non-interest expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date: May 10, 2006	By:	/s/ STEVEN L. FRADKIN
Steven L. Fradkin
Executive Vice President and Chief Financial Officer